As filed with the Securities and Exchange Commission on August 2, 2006
                                                     Registration No. 333-______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              CENTRAL BANCORP, INC.
   (Exact name of registrant as specified in its certificate of incorporation)

        MASSACHUSETTS                                   04-3447594
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                               399 HIGHLAND AVENUE
                         SOMERVILLE, MASSACHUSETTS 02144
                                 (617) 628-4000
                   (Address, including zip code, and telephone
   number, including area code, of registrant's principal executive offices)


               CENTRAL BANCORP, INC. 2006 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)
                   ------------------------------------------

                                                COPIES TO:
JOHN D. DOHERTY                                 HARRY K. KANTARIAN
PRESIDENT AND CHIEF EXECUTIVE OFFICER           EDWARD G. OLIFER
CENTRAL BANCORP, INC.                           MULDOON MURPHY & AGUGGIA LLP
399 HIGHLAND AVENUE                             5101 WISCONSIN AVENUE, N.W.
SOMERVILLE, MASSACHUSETTS  02144                WASHINGTON, DC 20016
(617) 628-4000                                  (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
   Title of each Class of                              Proposed Maximum       Proposed Maximum        Amount of
     Securities to be            Amount to be         Offering Price Per     Aggregate Offering      Registration
       Registered                Registered(1)             Share(3)               Price(4)               Fee
--------------------------------------------------------------------------------------------------------------------
      Common Stock
     $.01 Par Value             150,000 Shares(2)        $31.01                 $4,651,500            $498
====================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Central Bancorp, Inc. 2006 Long-Term Incentive Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment to the outstanding common stock of Central Bancorp, Inc. (the "Common Stock") pursuant to 17 C.F.R. ss.230.416(a).
(2) Represents the shares which may be issued upon the vesting or exercise of awards under the Plan.
(3) The average of the high and low price of the Common Stock as reported on Nasdaq on August 1, 2006 in accordance with 17 C.F.R. 30.457(c).
(4)  Estimated solely for the purpose of calculating the registration fee.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED AND 17 C.F.R. SECTION 230.462.

CENTRAL BANCORP, INC.

PART I       INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The document containing the information for the Central Bancorp, Inc. 2006 Long-Term Incentive Plan ("2006 Plan") required by Part I of the Registration Statement will be sent or given to the participants in the 2006 Plan as specified by Rule 428(b)(1). Said document is not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424, in reliance on Rule 428. Said document and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by Central Bancorp, Inc. (the "Company" or the "Registrant") with the SEC are incorporated by reference in this Registration Statement:

         (a) The Annual Report on Form 10-K filed by the Company for the fiscal year ended March 31, 2006, filed with the SEC on June 26, 2006, which includes the consolidated balance sheets of the Company and subsidiaries as of March 31, 2006 and 2005, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three year period ended March 31, 2006 (SEC File No. 000-25251).

         (b) The description of the Registrant's Common Stock contained in the Registrant's Form 8-A (File No. 000-25251) as filed with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 and Rule 12b-15 promulgated thereunder.

         (c) All documents filed by the Registrant pursuant to Sections 13(a) and (c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The common stock to be offered pursuant to the 2006 Plan has been registered pursuant to Section 12 of the Exchange Act. Accordingly, a description of the common stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

         The validity of the Common Stock offered hereby has been passed upon by Muldoon Murphy & Aguggia LLP, Washington, DC, for the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article VI(H) of the Company's Articles of Organization provides as follows:

         The Corporation shall indemnify each director or officer of the Corporation to the fullest extent now or hereafter permitted by law against all expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he is or is threatened to be made a party by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or of a subsidiary of the Corporation, or is or was a director, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by a subsidiary of the Corporation, or is or was serving another enterprise in any such capacity at the written request of the Corporation. To the extent authorized at any time by the Board of Directors of the Corporation, the Corporation may similarly indemnify other persons against liability incurred in any capacity, or arising out of any status, of the character described in the immediately preceding sentence. At the discretion of the Board of Directors, any indemnification hereunder may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this Article VI(H) or applicable laws. In no event, however, shall the Corporation indemnify any director, officer, or other person hereunder with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any present or former director, officer or other person against any liability of any character asserted against and incurred by the Corporation or any such director, officer or other person in any capacity, or arising out of any status, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this Article VI(H). The provisions of this Article VI(H) shall be applicable to persons who shall have ceased to be directors or officers of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder. Nothing herein shall be deemed to limit the Corporation's authority to indemnify any person pursuant to any contract or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  LIST OF EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

         5 Opinion of Muldoon Murphy & Aguggia LLP, Washington, DC, as to the legality of the Common Stock registered hereby

         10.1        Central Bancorp, Inc. 2006 Long-Term Incentive Plan(1)

         10.2        Form of Award Agreements

         23.1 Consent of Muldoon Murphy & Aguggia LLP (contained in the opinion included as Exhibit 5).

         23.2        Consent of Vitale, Caturano & Company, Ltd.

         24          Power of Attorney is located on the signature pages.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) To include any material information with respect
                              to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

----------------------------
(1) Incorporated by reference herein to Appendix A of the Central Bancorp, Inc. Definitive Proxy Statement on Schedule 14A filed with the SEC on June 26, 2006 (SEC File No. 000-25251).

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c)-(g)  Not applicable.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (i)-(l)  Not applicable.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, Central Bancorp, Inc. hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerville, Commonwealth of Massachusetts, on August 2, 2006.
                                     CENTRAL BANCORP, INC.



                                     By: /s/ John D. Doherty
                                         ---------------------------------------
                                         John D. Doherty
                                         Chairman, President and Chief Executive
                                         Officer
                                         (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Doherty) constitutes and appoints John D. Doherty, and Mr. Doherty appoints Paul S. Feeley, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name                                     Title                                        Date
----                                     -----                                        ----
/s/ John D. Doherty                      Chairman, President and Chief                August 2, 2006
------------------------------           Executive Officer
John D. Doherty                          (Principal Executive Officer)


/s/ Paul S. Feeley                       Senior Vice President,                       August 2, 2006
------------------------------           Treasurer and Chief Financial Officer
Paul S. Feeley                           (Principal Financial and
                                         Accounting Officer)

/s/ Gregory W. Boulos                    Director                                     August 2, 2006
------------------------------
Gregory W. Boulos



                                               6



/s/ Paul E. Bulman                       Director                                     August 2, 2006
------------------------------
Paul E. Bulman


/s/ Joseph R. Doherty                    Director                                     August 2, 2006
------------------------------
Joseph R. Doherty


/s/ James F. Linnehan                    Director                                     August 2, 2006
------------------------------
James F. Linnehan


/s/ Albert J. Mercuri, Jr.               Director                                     August 2, 2006
------------------------------
Albert J. Mercuri, Jr.


/s/ John J. Morrissey                    Director                                     August 2, 2006
------------------------------
John J. Morrissey


/s/ Richard E. Stevens                   Director                                     August 2, 2006
------------------------------
Richard E. Stevens


/s/ Edward F. Sweeney, Jr.               Director                                     August 2, 2006
------------------------------
Edward F. Sweeney, Jr.



                                               EXHIBIT INDEX
                                               -------------


                                                                                                     SEQUENTIALLY
                                                                                                       NUMBERED
                                                                                                         PAGE
 EXHIBIT NO.    DESCRIPTION                                       METHOD OF FILING                     LOCATION
--------------------------------------------------------------------------------------------------------------------

      5         Opinion of Muldoon Murphy & Aguggia LLP           Filed herewith.                         10

     10.1       Central Bancorp, Inc. 2006 Long-Term              Incorporated by Reference              N/A
                Incentive Plan

     10.2       Form of Award Agreements                          Filed herewith.                         13

     23.1       Consent of Muldoon Murphy & Aguggia LLP           Contained in Exhibit 5 hereof.         N/A

     23.2       Consent of Vitale, Caturano & Company, Ltd.       Filed herewith.                         25

      24        Power of Attorney                                 Located on the signature page.         N/A
